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                                                Exhibit 23(b)



INDEPENDENT AUDITORS' CONSENT


Board of Directors
Airborne Freight Corporation
Seattle, Washington

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-61329 on Form S-3 of Airborne Freight Corporation and subsidiaries (the Company) of our reports, dated February 10, 1995, on the consolidated financial statements and financial statement schedule of the Company and appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus Supplement and "Experts" in the Prospectus, both of which are part of the Registration Statement.




DELOITTE & TOUCHE LLP

Seattle, Washington
September 1, 1995